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                                                                   EXHIBIT 10.35


                               AMENDMENT NO. 1 TO
                           CHANGE OF CONTROL AGREEMENT

     This Amendment No. 1 to that certain Change of Control Agreement, entered into as of ________________, by and between Commerce One, Inc. and __________________, (the "Change of Control Agreement") is made as of February
___, 2001. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Change of Control Agreement.

     WHEREAS, the compensation committee of the Board of Directors of the Company and the Board of Directors of the Company have determined that certain amendments to the Change of Control Agreement are advisable and in the best interests of the Company and its stockholders and have approved such amendments.

     WHEREAS, the Company and the Employee desire to amend the Change of Control Agreement accordingly.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Change of Control Agreement as follows:

     1. Section 3(a) of the Change of Control Agreement is hereby amended and restated in its entirety to read as follows:

          (a) TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL. If the Employee's employment terminates as a result of Involuntary Termination (as defined below) other than for Cause at any time after the announcement of a Change of Control and before eighteen (18) months following an announcement of a Change of Control or a Change of Control, whichever is later (a "Severance Termination"), then, subject to Section 5, the Employee shall be entitled to receive the following severance benefits:

          (1) SEVERANCE PAYMENT. A cash payment in an amount equal to one hundred percent (100%) of the Employee's Annual Compensation plus a payment of one hundred percent (100%) of the current year target bonus for the Employee.

          (2) CONTINUED EMPLOYEE BENEFITS. One hundred percent (100%) Company-paid health, dental and life insurance coverage at the same level of coverage as was provided to such employee immediately prior to the Severance Termination (the "Company-Paid Coverage"). If such coverage included the Employee's dependents immediately prior to the Severance Termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (i) one (1) year from the date of the Involuntary Termination or (ii) the date that the Employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide


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     Employee and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Employee and his dependents shall be the date upon which the Company-Paid Coverage terminates.

          (3) OPTION ACCELERATED VESTING. All unvested outstanding stock options, restricted stock awards held by Employee, or other equity benefits (collectively the "Options") extended to Employee under an approved Company plan or program shall become fully vested as of the Termination Date of Employee's Severance Termination (but, in no event, shall the Options become vested and exercisable as to more than one hundred percent (100%) of the shares subject to such Options). Employee's stock options shall remain exercisable for such period of time as is prescribed in the respective stock option agreements.

          (4) TIMING OF SEVERANCE PAYMENTS. Any severance payment to which Employee is entitled under Section 3(a)(1) shall be paid by the Company to the Employee (or to the Employee's successor in interest, pursuant to Section 7(b)) in cash and in full, not later than thirty (30) calendar days following the Termination Date, subject to Section 9(f).

     2. Section 3(d) of the Change of Control Agreement is hereby amended and restated in its entirety to read as follows:

          (d) TERMINATION APART FROM CHANGE OF CONTROL. In the event the Employee's employment is terminated for any reason, either prior to the announcement of a Change of Control or after the eighteen (18) month period following the announcement of a Change of Control or a Change of Control, whichever is later, then the Employee shall be entitled to receive severance and any other benefits only as may then be established under the Company's existing severance and benefits plans and practices or pursuant to other agreements with the Company.

     3. All other terms and conditions of the Change of Control Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Change of Agreement as of the date of this amendment as specified in the preamble to this agreement.


                                          COMMERCE ONE, INC.


                                          By:__________________________________
                                             Name:
                                             Title:



                                          EMPLOYEE

                                          _____________________________________
                                          Print Name:




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